Venture Global Reports Second Quarter 2025 Results

Summary Financial Highlights

	Three months ended June 30,	Six months ended June 30,
(in billions)	2025	2025

Revenue	$3.1	$6.0
Income from operations	$1.0	$2.1
Net income(1)	$0.4	$0.8
Consolidated Adjusted EBITDA(2)	$1.4	$2.7

ARLINGTON, Va., August 12, 2025 – Venture Global, Inc. ("Venture Global" or "we") (NYSE: VG) has reported financial results for the quarter ended June 30, 2025. As a reminder, Venture Global will host a conference call for investors and analysts beginning at 9:00 am Eastern Time (ET) tomorrow, August 13, 2025, to discuss second quarter results.

•Generated revenue of approximately $3.1 billion (an increase of 180% from Q2 2024), income from operations of approximately $1.0 billion (an increase of 186% from Q2 2024), net income(1) of approximately $0.4 billion (an increase of 21% from Q2 2024), and Consolidated Adjusted EBITDA(2) of approximately $1.4 billion (an increase of 217% from Q2 2024).
•Exported 89 cargos totaling 331 TBtu of liquefied natural gas ("LNG"), a new record for Venture Global, and an increase of 53 cargos totaling 202 TBtu, or 157%, from Q2 2024.
•Total assets of $46.5 billion, an increase of $11.4 billion from $35.1 billion as of June 30, 2024.
•On July 28, 2025, announced the final investment decision for Phase 1 of the CP2 Project and the associated CP Express Pipeline with the successful closing of a $15.1 billion project financing.
•The credit rating for the Venture Global Calcasieu Pass, LLC bonds was upgraded to BBB- by S&P Global Ratings(3).
•Other Recent Key Commercial and Financial Milestones:
◦July 3, 2025: Venture Global announced the execution of a 20-year Sales and Purchase Agreement ("SPA") with PETRONAS for the sale of 1.0 million tonnes per annum ("MTPA") from the CP2 Project.
◦July 3, 2025: Venture Global Plaquemines LNG, LLC closed a $4.0 billion offering of senior secured notes, in addition to the $2.5 billion issued on April 21, 2025, which were primarily used for the repayment of existing senior secured first lien credit facilities at the Plaquemines Project.
◦July 9, 2025: Venture Global and Securing Energy for Europe GmbH ("SEFE") announced an agreement under which SEFE will purchase an additional 0.75 MTPA of LNG from the CP2 Project for 20 years, increasing the total volume of LNG purchased by SEFE from the CP2 Project to 3.0 MTPA.
◦July 16, 2025: Venture Global announced the execution of a 20-year SPA with Eni S.P.A. for the sale of 2.0 MTPA from the CP2 facility.
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(1)    Net income as used herein refers to net income attributable to common stockholders on our Condensed Consolidated Statements of Operations.
(2)    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests.
(3)    Note: A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

With 28 of 36 liquefaction trains at the Plaquemines Project now producing LNG, we expect total cargos across our projects to be at the high end of the previous guidance range of 367 - 389 cargos for the year. Consolidated Adjusted EBITDA(2) guidance of $6.4 billion - $6.8 billion remains unchanged relative to our Q1 2025 update as we continue to contract available commissioning cargos through the remainder of 2025 and into 2026.

"We are pleased to announce another strong quarter for Venture Global, delivering on our commitments with exceptional project execution," said Venture Global CEO Mike Sabel. "In July, we moved forward with a final investment decision for CP2 Phase 1 without the issuance of incremental equity, signed multiple 20-year sales and purchase agreements with high credit quality counterparties, and continued safely ramping up Plaquemines production while progressing construction and commissioning. CP2 construction is advancing at an industry-leading pace, with first LNG production expected in 2027. We are proud to have delivered a quarter of great growth while continuing to generate strong returns for our shareholders."

Summary and Review of Financial Results

(in millions, except LNG data)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change

Revenue	$3,101	$1,108	180%	$5,995	$2,522	138%
Income from operations	$1,038	$363	186%	$2,118	$980	116%
Net income(1)	$368	$303	21%	$764	$951	(20)%
Consolidated Adjusted EBITDA(2)	$1,393	$440	217%	$2,739	$1,133	142%
LNG volumes exported:
Cargos	89	36	147%	152	76	100%
TBtu	331	129	157%	564	274	106%
LNG volumes sold (TBtu)	329	132	149%	558	273	104%

Net income(1) for the three months ended June 30, 2025, increased $65 million, or 21%, as compared to 2024. This increase was largely driven by higher income from operations of $675 million primarily due higher LNG sales volumes at the Plaquemines Project, partially offset by lower LNG sales prices of $241 million at the Calcasieu Project due to the commencement of LNG sales under its post-COD SPAs in April 2025, non-cash unfavorable changes in interest rates swaps of $288 million and higher interest expense of $157 million. Consolidated Adjusted EBITDA(2) for the three months ended June 30, 2025, increased $953 million, or 217%, as compared to 2024 driven primarily by higher LNG sales volumes at the Plaquemines Project, resulting in greater total margin for LNG sold.
Net income(1) for the six months ended June 30, 2025, decreased by $187 million, or 20%, as compared to 2024. This decrease was primarily as a result of non-cash unfavorable changes in interest rate swaps of $854 million and higher interest expense of $247 million, partially offset by higher income from operations of $1.1 billion driven primarily by higher LNG sales volumes at the Plaquemines Project. Consolidated Adjusted EBITDA(2) for the six months ended June 30, 2025, increased $1.6 billion, or 142%, as compared to 2024 driven primarily by higher LNG sales volumes at the Plaquemines Project, resulting in greater total margin for LNG sold.
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(1)    Net income as used herein refers to net income attributable to common stockholders on our Condensed Consolidated Statements of Operations.
(2)    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests.

Updated 2025 Outlook

Our updated guidance for 2025 is as follows:
•Consolidated Adjusted EBITDA(1) guidance for the full year 2025 is unchanged from $6.4 billion - $6.8 billion.
◦As noted last quarter, changes in natural gas prices, both domestic and international, could impact Consolidated Adjusted EBITDA guidance. The spread between domestic and international prices for gas and LNG is largely unchanged since last quarter. Consequently, we assume a fixed liquefaction fee range of $6.00/MMBtu - $7.00/MMBtu for our remaining unsold cargos in 2025 in support of our reiterated guidance, reflecting market forward prices and recently executed cargo sales.
◦+/- $1.00/MMBtu change in fixed liquefaction fees will now impact our full year 2025 Consolidated Adjusted EBITDA by $230 million - $240 million, as opposed to $460 million - $480 million previously.
•We now expect to export 144 - 149 cargos from the Calcasieu Project and 227 - 240 cargos from the Plaquemines Project in 2025, inclusive of the 72 and 80 cargos we exported from the Calcasieu Project and the Plaquemines Project, respectively, in the six months ended June 30, 2025.

We do not provide a reconciliation of forward-looking amounts of Consolidated Adjusted EBITDA to Net income(2), the most directly comparable financial measure prepared and presented in accordance with GAAP, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Many of the adjustments and exclusions used to calculate the projected Consolidated Adjusted EBITDA may vary significantly based on actual events, so we are not able to forecast on a GAAP basis with reasonable certainty all adjustments needed in order to provide a GAAP calculation of these projected amounts. The amounts of these adjustments may be material and, therefore, could result in the GAAP measure being materially different from (including materially less than) the projected non-GAAP measures. The guidance in this press release is only effective as of the date it is given and will not be updated or afﬁrmed unless and until we publicly announce updated or afﬁrmed guidance.

Webcast and Conference Call Information

Venture Global will host a conference call to discuss first quarter results for 2025 and discuss our updated guidance for full year 2025 at 9:00 am Eastern Time (ET) on August 13, 2025. The live webcast of Venture Global’s earnings conference call can be accessed at our website at www.ventureglobal.com along with the earnings press release, financial tables, and slide presentation. After the conclusion of the webcast, a replay will be made available on the Venture Global website.

About Venture Global

Venture Global is a long-term, low-cost provider of U.S. LNG sourced from resource rich North American natural gas basins. Venture Global’s business includes assets across the LNG supply chain including LNG production, natural gas transport, shipping and regasification. Venture Global’s first facility, Calcasieu Pass, commenced producing LNG in January 2022 and achieved commercial operations in April 2025. Venture Global’s second facility, Plaquemines LNG, achieved first production of LNG in December 2024. Venture Global is currently constructing and developing over 100 MTPA of nameplate production capacity to provide clean, affordable energy to the world. Venture Global is developing Carbon Capture and Sequestration projects at each of its LNG facilities.
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(1)    Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures below for further information, including a reconciliation of Consolidated Adjusted EBITDA to Net income(2), the most directly comparable financial measure prepared and presented in accordance with GAAP. Consolidated Adjusted EBITDA includes portions attributable to non-controlling interests. For 2025, the non-controlling interest share of Consolidated Adjusted EBITDA is projected to be $105 million - $125 million.
(2)    Net income as used herein refers to net income attributable to common stockholders on our Condensed Consolidated Statements of Operations.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, expectations regarding the development, construction, commissioning and completion of our projects, expectations regarding sales of LNG cargos, estimates of the cost of our projects and schedule to construct and commission our projects, our anticipated growth strategies and anticipated trends impacting our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including: our potential inability to maintain profitability, maintain positive operating cash flow and ensure adequate liquidity in the future, including as a result of the significant uncertainty in our ability to generate proceeds and the amount of proceeds that will regularly be received from sales of commissioning cargos and excess cargos due to volatility and variability in the LNG markets; the impact of the price of natural gas, including potential decreases in the price of natural gas and its related impact on our ability to pay the cost of gas transportation, the payment of a premium by us for feed gas relative to the contractual price we charge out customers, or other impacts to the price of natural gas resulting from inflationary pressures; our need for significant additional capital to construct and complete some future projects, and our potential inability to secure such financing on acceptable terms, or at all; our potential inability to construct or operate all of our proposed LNG facilities or pipelines or any additional LNG facilities or pipelines beyond those currently planned, including any of the bolt-on expansion opportunities which we have identified, and to produce LNG in excess of our nameplate capacity, which could limit our growth prospects, including as a result of delays in obtaining regulatory approvals or inability to obtain requisite regulatory approvals; significant operational risks related to our natural gas liquefaction and export projects, including the Calcasieu Project, the Plaquemines Project, the CP2 Project, the CP3 Project, the Delta Project, any future projects we develop, our pipelines, our LNG tankers, and our regasification terminal usage rights; our potential inability to accurately estimate costs for our projects, and the risk that the construction and operations of natural gas pipelines and pipeline connections for our projects suffer cost overruns and delays related to obtaining regulatory approvals, development risks, labor costs, unavailability of skilled workers, operational hazards and other risks; potential delays in the construction of our projects beyond the estimated development periods; our potential inability to enter into the necessary contracts to construct the second phase of the CP2 Project, the CP3 Project or the Delta Project on a timely basis or on terms that are acceptable to us; our potential inability to enter into post-COD SPAs with customers for, or to otherwise sell, an adequate portion of the total expected nameplate capacity at the second phase of the CP2 Project, the CP3 Project, the Delta Project or any future projects we develop; our dependence on our EPC and other contractors for the successful completion of our projects and delivery of our LNG tankers, including the potential inability of our contractors to perform their obligations under their contracts; various economic and political factors, including opposition by environmental or other public interest groups, or the lack of local government and community support required for our projects, which could negatively affect the timing or overall development, construction and operation of our projects; the effects of FERC regulation on our interstate natural gas pipelines and their FERC gas tariffs; our potential inability to obtain, maintain or comply with necessary permits or approvals from governmental and regulatory agencies on which the construction of our projects depends, including as a result of opposition by environmental and other public interest groups; the risk that the natural gas liquefaction system and mid-scale design we utilize at our projects will not achieve the level of performance or other benefits that we anticipate; potential additional risks arising from the duration of and the phased commissioning start-up of our projects; the potential risk that our customers or we may terminate our SPAs if certain conditions are not met or for other reasons; potential decreases in the price of natural gas and its related impact on our ability to pay the cost of gas transportation, the payment of a premium by us for feed gas relative to the contractual price we charge our customers, or other impacts to the price of natural gas resulting from inflationary pressures; the potential negative impacts of seasonal fluctuations on our business; our current and potential involvement in disputes and legal proceedings, including the arbitrations and other proceedings currently pending against us and the possibility of a negative outcome in any such dispute or proceeding and the potential impact thereof on our results of operations, liquidity and our existing contracts; the risks related to the development and/or contracting for additional gas transportation capacity to support the operation and expansion capacity of our LNG projects; the risks related to the management and operation of our LNG tanker fleet and our future regasification terminal usage rights; the uncertainty regarding the future of international trade agreements and the United States’ position on international trade, including the effects of any current or future tariffs imposed by the U.S. and any current or future retaliatory tariffs imposed by other countries, including China, on the U.S.; the potential effects of existing and future environmental and similar laws and governmental regulations on compliance costs, operating and/or construction costs and restrictions; our indebtedness levels, and the fact that we may be able to incur substantially more indebtedness, which may increase the risks created by our substantial indebtedness. For more information on these and other factors that could cause our results to differ materially from expected results, please refer to the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, please note that the date of this press release is August 12, 2025, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Contacts

Investors:
Ben Nolan
IR@ventureglobalLNG.com

Media:
Shaylyn Hynes
press@ventureglobalLNG.com

VENTURE GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share information)
(unaudited)(1)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

REVENUE	$3,101	$1,108	$5,995	$2,522

OPERATING EXPENSE
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,419	300	2,478	665
Operating and maintenance expense	217	126	469	235
General and administrative expense	103	75	208	147
Development expense	57	174	239	355
Depreciation and amortization	267	70	483	140
Total operating expense	2,063	745	3,877	1,542

INCOME FROM OPERATIONS	1,038	363	2,118	980

OTHER INCOME (EXPENSE)
Interest income	38	61	94	134
Interest expense, net	(310)	(153)	(586)	(339)
Gain (loss) on interest rate swaps	(112)	176	(304)	550
Loss on financing transactions	(63)	(3)	(63)	(8)
Total other income (expense)	(447)	81	(859)	337

INCOME BEFORE INCOME TAX EXPENSE	591	444	1,259	1,317
Income tax expense	116	92	267	267
NET INCOME	475	352	992	1,050

Less: Net income attributable to redeemable stock of subsidiary	39	35	77	70
Less: Net income attributable to non-controlling interests	1	14	16	29
Less: Dividends on VGLNG Series A Preferred Shares	67	—	135	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$368	$303	$764	$951

BASIC EARNINGS PER SHARE
Net income attributable to common stockholders per share—basic	$0.15	$0.13	$0.32	$0.40
Weighted average number of shares of common stock outstanding—basic	2,423	2,350	2,411	2,350

DILUTED EARNINGS PER SHARE
Net income attributable to common stockholders per share—diluted	$0.14	$0.12	$0.29	$0.37
Weighted average number of shares of common stock outstanding—diluted	2,635	2,576	2,639	2,579
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(1)     Refer to the Venture Global, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission.

VENTURE GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share information)
(unaudited)(1)

	June 30, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$2,247	$3,608
Restricted cash	76	169
Accounts receivable	673	364
Inventory, net	184	171
Derivative assets	102	154
Prepaid expenses and other current assets	696	93
Total current assets	3,978	4,559
Property, plant and equipment, net	39,983	34,675
Right-of-use assets	569	602
Noncurrent restricted cash	599	837
Deferred financing costs	146	384
Noncurrent derivative assets	510	1,482
Equity method investments	173	327
Other noncurrent assets	553	625
TOTAL ASSETS	$46,511	$43,491

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$601	$1,536
Accrued and other liabilities	2,059	1,816
Current portion of long-term debt	197	190
Total current liabilities	2,857	3,542
Long-term debt, net	29,774	29,086
Noncurrent operating lease liabilities	514	536
Deferred tax liabilities, net	1,920	1,637
Other noncurrent liabilities	1,035	794
Total liabilities	36,100	35,595

Redeemable stock of subsidiary	1,606	1,529
Equity
Venture Global, Inc. stockholders' equity
Class A common stock, par value $0.01 per share (456 million and 2,350 million shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	4	23
Class B common stock, par value $0.01 per share (1,969 million and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	20	—
Additional paid in capital	2,180	512
Retained earnings	3,307	2,611
Accumulated other comprehensive loss	(242)	(249)
Total Venture Global, Inc. stockholders' equity	5,269	2,897
Non-controlling interests	3,536	3,470
Total equity	8,805	6,367
TOTAL LIABILITIES AND EQUITY	$46,511	$43,491
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(1)    Refer to the Venture Global, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

This earnings release contains references to Consolidated Adjusted EBITDA, which is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”).

We believe Consolidated Adjusted EBITDA provides investors and other users of our consolidated financial statements with useful supplemental information to evaluate the financial performance of our business on an unleveraged basis, to enable comparison of our operating performance across periods. Consolidated Adjusted EBITDA also allows investors and other users of our financial statements to evaluate our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

We define Consolidated Adjusted EBITDA as net income attributable to common stockholders of Venture Global Inc., as determined in accordance with GAAP, adjusted to exclude net income attributable to non-controlling interests, income taxes, gain/loss on interest rate swaps, gain/loss on financing transactions, interest expense, net of capitalized interest, interest income, depreciation and amortization, stock-based compensation expense and gain/loss from changes in the fair value of forward natural gas supply contracts. We believe the exclusion of these items enables investors and other users of our consolidated financial statements to assess our sequential and year-over-year performance and operating trends on a more comparable basis.

Consolidated Adjusted EBITDA has material limitations as an analytical tool and should be viewed as a supplement to and not a substitute for measures of performance, financial results and cash flow from operations calculated in accordance with GAAP. For example, Consolidated Adjusted EBITDA excludes certain recurring, non-cash charges such as stock-based compensation expense and gain/loss from changes in the fair value of forward natural gas supply contracts, and does not reflect changes in, or cash requirements for, our working capital needs. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Consolidated Adjusted EBITDA does not reflect cash requirements for such replacements. Other companies, including companies in our industry, may also calculate Consolidated Adjusted EBITDA differently, which may limit its usefulness as a comparative measure.

The following table reconciles our Consolidated Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024 (in millions) to net income attributable to common stockholders, the most directly comparable financial measure prepared and presented in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$368	$303	$764	$951
Net income attributable to non-controlling interests	107	49	228	99
Income tax expense	116	92	267	267
(Gain) loss on interest rate swaps	112	(176)	304	(550)
Loss on financing transactions	63	3	63	8
Interest expense, net	310	153	586	339
Interest income	(38)	(61)	(94)	(134)
INCOME FROM OPERATIONS	$1,038	$363	$2,118	$980
Depreciation and amortization	267	70	483	140
Stock based compensation expense	11	7	23	13
Loss from changes in fair value of other derivatives(1)	77	—	115	—
Consolidated Adjusted EBITDA	$1,393	$440	$2,739	$1,133
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(1)Change in fair value of forward natural gas supply contracts.